EXHIBIT 12.1        Statement Regarding Computation of Ratios

         COMPUTATION OF CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES
                        (Including Interest on Deposits)

Astoria Financial Corporation's ratio of earnings to fixed charges (including interest on deposits) for the year ended December 31, 2003 was as follows:

                                        For the Year Ended December 31, 2003
                                        ------------------------------------
                                                   (In Thousands)
Income before income tax expense.....                 $293,222
Income tax expense...................                   96,376
                                                      --------
Net income...........................                 $196,846
                                                      ========

Fixed charges:

Interest on borrowed funds...........                 $452,502
Interest on deposits.................                  225,251
1/3 rent expense.....................                    2,404
                                                      --------
      Total fixed charges............                 $680,157
                                                      ========

Earnings (for ratio calculation).....                 $973,379
                                                      ========

Ratio of earnings to fixed charges...                     1.43x

         COMPUTATION OF CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES
                        (Excluding Interest on Deposits)

Astoria Financial Corporation's ratio of earnings to fixed charges (excluding interest on deposits) for the year ended December 31, 2003 was as follows:

                                        For the Year Ended December 31, 2003
                                        ------------------------------------
                                                   (In Thousands)
Income before income tax expense.....                 $293,222
Income tax expense...................                   96,376
                                                      --------
Net income...........................                 $196,846
                                                      ========
Fixed charges:

Interest on borrowed funds...........                 $452,502
1/3 rent expense.....................                    2,404
                                                      --------
      Total fixed charges............                 $454,906
                                                      ========

Earnings (for ratio calculation).....                 $748,128
                                                      ========

Ratio of earnings to fixed charges...                     1.64x

For purposes of computing the ratios of earnings to fixed charges, earnings consists of income before income taxes plus fixed charges. Fixed charges excluding interest on deposits consist of interest on short-term and long-term debt, interest related to capitalized leases and capitalized interest and one-third of rent expense, which approximates the interest component of that expense. Fixed charges including interest on deposits consist of the foregoing items plus interest on deposits.